House Lease Contract

Lessor: People's Government of Mashan Town (hereinafter referred to as Party A)
Lessee: Shandong Sino-Green TCM Tech Development Co., Ltd. (hereinafter referred to as Party B)

In accordance with the relevant regulations in the Contract Law of the People’s Republic of China, Party A and Party B have entered the Contract based on the negotiation to clear the rights and obligations of both parties.
Article 1 Party A rents its house located in Mashan Town, Changqing District, Jinan City (Court of Agrotechnical Extension Station, Mashan Town) with the area of 1,000 square meters to Party B for operating.
Article 2 Lease term
The lease term is ten years from April 10, 2011 to April 9, 2021.
Party A has the right to terminate the Contract and recover the house if Party B:
1.	Sublease, sublet, transfer, under-lease, or jointly operate the house arbitrarily, or become a shareholder or exchange with others;
2.	Use the leased house for illegal activities and harm the public benefits;
3.	Delay to pay rent.
If Party A continues to rent the house after the expiration of the Contract, Party B has the priority to lease. If the Lease Contract is terminated at the expiration of the contract and Party B really fails to find a house, Party B can negotiate with Party A for extending the lease term according to the circumstances.
Article 3 Rent and rent payment period and method
The annual rent agreed by Party A and Party B is 40,000 Yuan, which shall be paid to Party A by Party B on April 15, 2011. The house shall be paid to use.
Article 4 House improvement and decoration during the lease term
The house improvement belongs to obligation of Party A. Party A shall periodically check the leased house and equipment, timely improve, ensure there are no leakage and submerging, and keep water, lighting electricity and windows and doors within the house in good condition, so as to guarantee the safe usage of Party B.
Party B shall assist in Party A’s house improvement positively and shall not obstruct the construction.
The Contract has three copies and shall take effect since the date of signing.

Lessor: People's Government of Mashan Town (Seal)

Lessee: Representative of Shandong Sino-Green TCM Tech Development Co., Ltd. (Signature) Lv Yanming

April 9, 2011

Certificate of House Property

This is to certify that the house property right of Agrotechnical Extension Station of Mashan Town belongs to government of Mashan Town.

House Administration Bureau (Seal)
April 9, 2011